EXHIBIT 2.3


                         AGREEMENT AND PLAN OF MERGER



   AGREEMENT AND PLAN OF MERGER, dated as of January 8, 2002 (the "AGREEMENT"), by and among Newmont Mining Corporation, a Delaware corporation ("NEWMONT"), Delta Holdco Corp., a Delaware corporation and a wholly owned subsidiary of Newmont ("HOLDCO"), and Delta Acquisitionco Corp., a Delaware corporation and a wholly owned subsidiary of Holdco ("ACQUISITIONCO").


                                  WITNESSETH:


   WHEREAS, the Board of Directors of Newmont (the "BOARD") has determined that it is advisable and in the best interests of Newmont and its stockholders for Newmont to effect a restructuring through the merger of Acquisitionco with and into Newmont, with Newmont as the surviving corporation (the "MERGER"), upon the terms and subject to the condition set forth in this Agreement, whereby (1) each issued and outstanding share of common stock, par value $1.60 per share, of Newmont ("NEWMONT COMMON STOCK") will be converted into one share of common stock, par value $1.60 per share, of Holdco ("HOLDCO COMMON STOCK"), and (2) unless the Board resolves otherwise pursuant to Section 2.1(b) hereof (in which case the "PROVIDED, HOWEVER," clause of that subsection shall govern), each issued and outstanding share of $3.25 Convertible Preferred Stock, par value $5.00 per share, of Newmont ("NEWMONT CONVERTIBLE PREFERRED STOCK") will be converted into one share of $3.25 Convertible Preferred Stock, par value $5.00 per share, of Holdco ("HOLDCO CONVERTIBLE PREFERRED STOCK");



   WHEREAS, upon consummation of the Merger, Newmont will become a wholly owned subsidiary of Holdco;


   WHEREAS, the Board of Directors of Acquisitionco has determined that the Merger is advisable and in the best interests of Acquisitionco and Holdco as its sole stockholder; and

   WHEREAS, for U.S. federal income tax purposes, it is intended that the Merger will qualify as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and that the Merger, taken together with the share exchange contemplated by the Arrangement Agreement, dated as of November 14, 2001, by and between Newmont and Franco-Nevada Mining Corporation Limited, and the off-market bid by Newmont for the ordinary shares in the capital of Normandy Mining Limited, shall qualify as an exchange described in Section 351 of the Code.

   NOW, THEREFORE, in consideration of the mutual promises herein contained and intending to be legally bound, the parties hereto agree as follows:

1. MERGER


   1.1 THE MERGER. Upon the terms and subject to the condition set forth in this agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), Acquisitionco shall be merged with and into Newmont at the Effective Time. Following the Merger, the separate corporate existence of Acquisitionco shall cease and Newmont shall continue its corporate existence under the laws of the State of Delaware as the surviving corporation. Newmont, in such capacity, is hereinafter sometimes referred to as the "Surviving Corporation."


   1.2 CLOSING. The closing of the Merger (the "CLOSING") will take place on a date that is mutually acceptable to the parties hereto after satisfaction of the condition set forth in Article 3 (the actual time and date of the Closing being referred to herein as the "CLOSING DATE"). The Closing shall be held at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, NY 10019, unless another place is agreed to by the parties hereto.

   1.3 EFFECTIVE TIME. As soon as practicable following the satisfaction of the condition set forth in Article 3, at the Closing the parties shall (i) file a certificate of merger (the "CERTIFICATE OF MERGER") in such form as is required by and executed in accordance with the relevant provisions of the DGCL and (ii) make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Delaware Secretary of State or at such subsequent time as the parties hereto shall

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agree and as shall be specified in the Certificate of Merger (the date and time the Merger becomes effective being the "EFFECTIVE TIME").

   1.4 EFFECTS OF THE MERGER.

      a. GENERALLY. At and after the Effective Time, the Merger shall have the effects set forth in the DGCL and other applicable law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Newmont and Acquisitionco shall be vested in the Surviving Corporation, and all debts, liabilities and duties of Newmont and Acquisitionco shall become the debts, liabilities and duties of the Surviving Corporation.


      b. CERTIFICATE OF INCORPORATION AND BY-LAWS. If the Board adopts the resolution contemplated by Section 2.1(b) hereof, the provisions of the certificate of incorporation, as amended prior to the Effective Time, of Newmont as the Surviving Corporation, other than the terms of the Newmont Convertible Preferred Stock, shall be amended to read as set forth in Exhibit A attached hereto and the terms of the Newmont Convertible Preferred Stock shall be amended, if such amendment is necessary, to provide, in addition to the terms of such shares at the Effective Time, that holders of Remaining Convertible Preferred Stock shall have the voting rights set forth in the final two sentences of Section 2.1(b) hereof. If the Board does not adopt the resolution contemplated by Section 2.1(b) hereof, the provisions of the Restated Certificate of Incorporation, as amended to date, of Newmont as the Surviving Corporation shall be amended in its entirety to read as set forth in Exhibit A attached hereto, PROVIDED that all references to Preferred Stock shall be deleted from Section 1 of Article IV thereof (and the number of authorized shares of capital stock reduced accordingly) and
   Section 2 and 3 shall be deleted from Article IV thereof. The by-laws of Acquisitionco as in effect immediately prior to the Effective Time shall be the by-laws of the Surviving Corporation, until thereafter changed or amended as provided therein or by applicable law.


      c. OFFICERS AND DIRECTORS. The officers of Acquisitionco as of the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or otherwise ceasing to be an officer or until their respective successors are duly appointed and qualified. The directors of Acquisitionco as of the Effective Time shall become the directors of the Surviving Corporation, which individuals will serve as directors of the Surviving Corporation until the earlier of their resignation or removal or otherwise ceasing to be a director or until their respective successors are duly elected and qualified.

      d. Upon completion of the merger, Holdco shall change its name to "Newmont Mining Corporation."

2. CONVERSION OF STOCK

   2.1 EFFECT ON CAPITAL STOCK.

      a. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each share of Newmont Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into one share of Holdco Common Stock.


      b. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each share of Newmont Convertible Preferred Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive one share of Holdco Convertible Preferred Stock; PROVIDED, HOWEVER, that if at any time prior to the Effective Time, the Board adopts a resolution so providing, the shares of Newmont Convertible Preferred Stock shall not be converted into shares of Holdco Convertible Preferred Stock but shall remain outstanding as shares of Newmont Convertible Preferred Stock, the terms of which shall be amended to the extent provided for in Section 1.4(b) hereof (in such event, such shares prior to, at and after the Effective Time hereinafter referred to as the "REMAINING CONVERTIBLE PREFERRED STOCK"); PROVIDED, FURTHER, HOWEVER, that if the Board adopts such a resolution, it shall take all action permitted by applicable law to provide that the holders of such shares shall have (at the Effective Time (or such earlier time as is determined by the Board prior to the Effective Time) and thereafter) the voting rights in Newmont set forth below. Any holder of Newmont Convertible Preferred Stock or Newmont Common Stock shall have the right to receive a copy of such resolution without charge upon written request therefor. Prior to the Effective Time, the Holdco Board shall take all necessary action to provide that Holdco shall be authorized to issue a sufficient number of shares of Holdco Convertible


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   Preferred Stock and to provide that Holdco Convertible Preferred Stock when issued shall have, MUTATIS MUTANDIS, exactly the same voting powers, preferences and relative, participating, optional or other special rights, if any, and exactly the same qualifications, limitations or restrictions as the Newmont Convertible Preferred Stock outstanding as of the date hereof; except that the certificate of designation authorizing such shares shall provide that the holders of Holdco Convertible Preferred Stock shall be entitled to vote together as a single class with the holders of common stock on all matters submitted to the stockholders of Holdco. If the resolution provided for above is adopted, the holders of the Remaining Convertible Preferred Stock shall be entitled to vote together as a single class with the holders of Newmont Common Stock on all matters submitted to the stockholders of Newmont. In either case, the aggregate voting power of the Holdco Convertible Preferred Stock, as a class, or, if such a resolution is adopted, the Remaining Convertible Preferred Stock, as a class, shall be commensurate (as determined by the Board) with the proportionate economic interest in Newmont held by the holders of Newmont Convertible Preferred Stock, as a class, immediately prior to the Effective Time (or such earlier time as is determined by the Board prior to the Effective Time).


      c. Each share of Holdco Common Stock issued and held by Newmont at the Effective Time shall cease to be outstanding and shall be cancelled and retired and no consideration shall be delivered in exchange therefor.

      d. Each share of common stock, par value $0.01 per share, of Acquisitionco ("ACQUISITIONCO COMMON STOCK") issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation as of the Effective Time.

      e. At the Effective Time: (A) each certificate theretofore representing shares of Newmont Common Stock shall, without any action on the part of Newmont, Holdco or the holder thereof, represent, and shall be deemed to represent from and after the Effective Time, the number of shares of Holdco Common Stock as determined in accordance with Section 2.1(a) and shall cease to represent any rights in any shares of capital stock of Newmont; (B) each holder of a certificate which, prior to the Effective Time, represented shares of Newmont Common Stock shall cease to have any rights with respect to any shares of Newmont Common Stock and (C) former holders of Newmont Common Stock shall, from and after the Effective Time, be deemed to be holders of the shares of Holdco Common Stock into which such shares of Newmont Common Stock have been converted pursuant to Section 2.1 hereof.

      f. At the Effective Time, unless the Board resolves pursuant to Section 2.1(b) hereof that the shares of Newmont Convertible Preferred Stock shall not be converted into shares of Holdco Convertible Preferred Stock but shall remain outstanding as shares of Convertible Preferred Stock of the Surviving
   Corporation: (A) each certificate theretofore representing shares of Newmont Convertible Preferred Stock shall, without any action on the part of Newmont, Holdco or the holder thereof, represent, and shall be deemed to represent from and after the Effective Time, the number of shares of Holdco Convertible Preferred Stock as determined in accordance with Section 2.1(b) and shall cease to represent any rights in any shares of capital stock of Newmont; (B) each holder of a certificate which, prior to the Effective Time, represented shares of Newmont Convertible Preferred Stock shall cease to have any rights with respect to any shares of Newmont Convertible Preferred Stock and (C) such former holders of Newmont Convertible Preferred Stock shall, from and after the Effective Time, be deemed to be holders of the shares of Holdco Convertible Preferred Stock into which such shares of Newmont Convertible Preferred Stock have been converted pursuant to Section
   2.1 hereof.

   2.2 TREATMENT OF OPTIONS AND OTHER STOCK COMPENSATION

      a. OPTIONS TO PURCHASE COMMON STOCK. At the Effective Time, each option to purchase or deferred stock award with respect to a number of shares of Newmont Common Stock (a "NEWMONT STOCK OPTION" or "NEWMONT DEFERRED STOCK AWARD," as the case may be) that is then outstanding and unexercised shall cease to represent a right with respect to shares of Newmont Common Stock and shall be converted automatically into an option to purchase or a deferred stock award with respect to the same number of shares of Holdco Common Stock (a "HOLDCO STOCK OPTION" or "HOLDCO DEFERRED STOCK AWARD," as the case may be), and

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   Holdco shall assume each such Holdco Stock Option and Holdco Deferred Stock
   Award, subject to the terms of the plan and agreement under which each such Newmont Stock Option or Newco Deferred Stock Award was issued. Effective as of the Effective Time, Holdco shall assume each plan, program or arrangement pursuant to which Newmont grants options, equity or equity-based awards to its employees (the "EQUITY PLANS") and may modify the Equity Plans to provide that awards with respect to shares of Holdco Common Stock may be granted by Holdco pursuant to the terms thereof.

3. CONDITION.

   The obligations of the parties hereto to consummate the Merger and the other transactions contemplated hereby are conditioned upon the adoption of Newmont's stockholders of this Agreement by the requisite vote of the holders of Newmont Common Stock (the "NEWMONT STOCKHOLDER APPROVAL").

4. TERMINATION OF AGREEMENT.

   This Agreement may be terminated before the Effective Time for any reason by any of the parties hereto, notwithstanding the adoption thereof by the stockholders of Newmont, by written notice to the non-terminating parties. Upon the giving of such notice, this Agreement shall be terminated and there shall be no liability hereunder or on account of such termination on the part of Newmont, Acquisitionco, Holdco or the directors, officers, employees, agents or stockholders of any of them.

5. MISCELLANEOUS

   5.1 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of laws or principles thereof.

   5.2 AMENDMENT. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after the Newmont Stockholder Approval, but, after any such approval, no amendment shall be made which by law or in accordance with the rules of any relevant stock exchange requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                          NEWMONT MINING CORPORATION


                                          By: /S/ BRITT D. BANKS

                                            -----------------------------------
                                          Name: Britt D. Banks
                                          Title:  Vice President, General
                                               Counsel and Secretary

                                          DELTA ACQUISITIONCO CORP.


                                          By: /S/ BRITT D. BANKS

                                            -----------------------------------
                                          Name: Britt D. Banks
                                          Title:  Vice President and Secretary

                                          DELTA HOLDCO CORP.


                                          By: /S/ BRITT D. BANKS

                                            -----------------------------------
                                          Name: Britt D. Banks
                                          Title:  Vice President, General
                                               Counsel and Secretary

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                                                                      EXHIBIT A



                   RESTATED CERTIFICATE OF INCORPORATION OF


                             NEWMONT GOLD COMPANY


                    --------------------------------------


                                   ARTICLE I



   The name of the corporation (which is hereinafter referred to as the "Corporation") is:



                            "NEWMONT GOLD COMPANY"



                                  ARTICLE II



   The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of the Corporation's registered agent at such address is THE CORPORATION TRUST COMPANY.



                                  ARTICLE III



   The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware.



                                  ARTICLE IV



   SECTION 1. The Corporation shall be authorized to issue 2,301,000 shares of capital stock, of which 1000 shares shall be shares of Common Stock, $0.01 par value ("Common Stock"), and 2,300,000 shares shall be shares of Preferred Stock, $5.00 par value ("Preferred Stock").



   SECTION 2. Except as otherwise provided by law or by resolution or resolutions adopted by the Board of Directors designating the voting powers, preferences and relative, participating, optional and other special rights, if any, of any series of Preferred Stock, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes. Each share of Common Stock shall have one vote, and the Common Stock shall vote together as a single class.



   SECTION 3. The Board of Directors is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, and the voting powers, preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The voting powers, preferences and relative, participating, optional and other special rights, if any, of each series of Preferred Stock, and any qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.



                                   ARTICLE V



   Unless and except to the extent that the By-Laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.



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                                  ARTICLE VI



   In furtherance and not in limitation of the powers conferred by law, the Board of Directors of the Corporation (the "Board") is expressly authorized and empowered to make, alter and repeal the By-Laws of the Corporation by a majority vote at any regular or special meeting of the Board or by written consent, subject to the power of the stockholders of the Corporation to alter or repeal any By-Laws made by the Board.



                                  ARTICLE VII



   The Corporation reserves the right at any time from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.



                                 ARTICLE VIII



   SECTION 1. ELIMINATION OF CERTAIN LIABILITY OF DIRECTORS. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended.



   Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.



   SECTION 2. INDEMNIFICATION AND INSURANCE.



   (A) RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, to the fullest extent permitted by law, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, amounts paid or to be paid in settlement, and excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; PROVIDED, HOWEVER, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that,



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if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of the Board, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.





   (B) RIGHT OF CLAIMANT TO BRING SUIT. If a claim under paragraph (a) of this
Section is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.





   (C) NON-EXCLUSIVITY OF RIGHTS. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-law, agreement, vote of stockholders or disinterested directors or otherwise.



   (D) INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.



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